                                                                     EXHIBIT 8.2

           [LETTERHEAD OF DAVENPORT, EVANS, HURWITZ & SMITH, L.L.P.]


                               October 27, 1997



Citibank (South Dakota), N.A.
701 East 60th Street North
Sioux Falls, South Dakota 57117

Citibank (Nevada), National Association
8725 West Sahara Avenue
Las Vegas, Nevada 89163

        Re:  Citibank Credit Card Master Trust I
             Citibank (South Dakota), N.A.
             Citibank (Nevada), National Association

Gentlemen:

        We have acted as South Dakota tax counsel to Citibank (South Dakota), N.A., a national banking association, and citibank (Nevada), National Association, a national banking association (collectively the "Banks"), in connection with the filing by the Banks on behalf of the Citibank Credit Card Master Trust I (the "Trust") with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") registering Credit Card Participation Certificates, representing fractional undivided interests in certain assets of the Trust (collectively the "Certificates"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement dated as of May 29, 1991, and a Series Supplement each among the Banks and Yasuda Bank and Trust Company (U.S.A.), a New York trust company, as trustee, substantially in the forms filed as Exhibits 4.2 and 4.1, respectively, to the Registration Statement.

        We hereby confirm that the statements set forth in the prospectus ("Prospectus") forming a part of the Registration Statement under the caption "Tax Matters--State and Local Tax Consequences" accurately describe the material South Dakota tax consequences to holders of the Certificates.

Citibank (South Dakota), N.A.
Citibank (Nevada), National Association
October 27, 1997
Page 2


        We know that we are referred to under the heading "Tax Matters--State and Local Tax Consequences" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibits 8.2 and
23.3 thereto.

                                  Sincerely,

                                 /s/Davenport, Evans, Hurwitz & Smith, L.L.P.

                                 Davenport, Evans, Hurwitz & Smith, L.L.P.

kjh